RMB entrusted loan contract (Agency Contract)

Number: (2015) China Guangfa Bank, Fujian Province, entrusted loan No. Q002

All parties to the contract:

Agent (Party A): China Guangfa Bank Co., Ltd., Quanzhou Municipal Branch

Address: Floor 1-2 & 15-16, Gas Building tower A, No. 25 JinHuai street, Fengze District, Quanzhou City, Fujian province

The legal representative / person in charge: Lian Ajun, position: President

Tel: 0595-68589022, Fax: 0595-68589022, Zip code: 362000

Client (Party B): Ding Zhi Tai Da Investment Management (Beijing) Co., Ltd.

Address: Units 13-14, 1501, No. 1-1-1 East Third Ring Middle Road, Chaoyang District, Beijing

Legal representative / person in charge: Lin Jianxin, position: legal representative

Business license or organization code certificate number: 1101405017897740

Identity card number (if the Client is a natural person):_______________

Tel: 15905050605, fax_____________, zip code: 100000

Bank of deposit: basic account / settlement account: ______________, account number:______________

General account / settlement account:	(1) _________________, account number: _______________ __
(2) _________________, account number: _________________
(3) _________________, account number: _________________

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Signing Place: Shishi

Party A and Party B, through negotiation, enter into this entrusted loan contract on the basis of voluntary, equality, mutual benefit and integrity, and both parties shall abide by the terms and conditions.

Article I Definition

The entrusted loan in this contract refers to the following: the Client (i.e. Party B) provides funds, and the Agent (i.e. Party A), based on the conditions set out by the client regarding the purpose, amount, term, and interest rates, is entrusted of the granting of the loans to the borrower chosen by the client, supervising the use of and assisting in the recover of the money. The risk of the entrusted loan is borne by the client, and the agent charges certain service fees accordingly.

Article II Matters Entrusted

i. The borrower of the entrusted loan is Fujian Jin Xin Import and Export Trading Co., Ltd. (herein after referred to as the borrower), and is guaranteed by , by means of (guarantee / mortgage / pledge).

ii. The amount of the entrusted loan is RMB 50 million yuan, i.e. ¥50,000,000 yuan.

iii. Entrusted loan type: (√) short-term loans, or (       ) long-term loans, for a period of one ( (     ) day / (      ) month / (√) year), from       to        .

In the event that the actual borrowing date is different from the first date of the entrusted period, the entrusted period is then deemed to be start from the actual borrowing date. The actual entrusted period and the actual borrowing date are subject to the period and date under the loan documents recorded in the entrusted loan lending agreement.

iv. The purpose of the entrusted loan is for the daily operation of the enterprise.

v. Interest rate and interest settlement of the entrusted loan.

1. The interest rate of the entrusted loan shall be decided to subject to the third method listed below:

A. Fixed rate. The interest rate shall be___ % higher / lower than the corresponding benchmark interest rate of loan issued by the People’s Bank of China applicable for the date of actual releasing. The interest rate shall remain unchanged through out the validity period of the contract.

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B. Floating rate. In the first floating period, the interest rate shall be ___% higher / lower than the corresponding benchmark interest rate of loan issued by the People’s Bank of China applicable for the date of actual releasing. The method of interest floating is as follows:

a. The floating period shall be ___ months: The interest rate shall be readjusted every ____months from the value date. Upon expiration of each floating period, the interest rate for next floating period shall be ___% higher than the corresponding benchmark interest rate of loan issued by the People’s Bank of China applicable for the date of readjustment. The readjusting date shall be the corresponding date of the value date in the month of the readjustment. Should there be no such corresponding date, the readjusting date shall fall on the last day of that month.

b. During the term of this contract, in the event that the benchmark interest rate of loan is adjusted by the people’s Bank of China, the RMB loan interest rate under this contract shall be       % higher / lower than the corresponding benchmark interest rate of loan issued by the People’s Bank of China applicable for the date of the adjustment.

During the loan period, in the event that the benchmark interest rate of loan is adjusted by the people’s Bank of China, Party A is entitled to adjust and implement the interest rate according to the terms stipulated in this contract without further notice to Party B.

C. Other. Fixed rate 16% per year.

2. Interest calculation

Interest shall be calculated start from the value date of the loan, and subject to the actual amount and the actual number of days of the loan.

Interest calculation formula: interest = principal * the actual number of days * daily interest rate.

The daily interest rate calculation is annualized according to a 360-day basis, and the formula is: daily interest rate = annual interest rate/360.

3. Interest Settlement method

A. The interest of the entrusted loan shall be settled in accordance with the second method:

(1) The interest and principal of the loan shall be repaid on a one-time basis on the due date.

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(2) The interest shall be settled monthly, the interest settlement date shall be set at the 20th each month, and the interest payment date be the 21th of the same month.

(3) The interest shall be settled quarterly of the year, the interest settlement date shall be set at the 20th of the last month each quarter, and the interest payment date be the 21st of the same month.

(4) other method：

B. In the event that the payment date falls on the holidays or public holidays, the repayment of principal and interest of the loan can be postponed to the first bank business day after the public holiday. And in the event that the repayment of the interest of the current period is not made on the first bank business day after the public holiday, it shall then be deemed as overdue interest and be calculated in accordance with the compound interest stipulated in this agreement.

C. In the event that the repayment date of the last installment of the principal does not fall on the interest payment date, then the repayment date of the last installment of the principal shall be deemed as the interest payment date, and the borrower shall pay off the interest owned in full, that is the interest shall be paid off together with the principal. If the maturity date of the loan falls on the holidays or public holidays, and is paid off on the last bank business day before the public holiday, then the interest shall be calculated in accordance with the rate stipulated in the agreement, and the interest of the days between the actual pay-off date and the maturity date shall be deducted based on the calculation in accordance with the interest rate stipulated in the agreement. If, however, the loan is paid off on the first bank business day after the public holiday, then the interest of the days between the actual pay-off date and the maturity date shall be added based on the calculation in accordance with the interest rate stipulated in the agreement. Whereas the loan is not paid off on the first bank business day after the public holiday, it shall then be deemed as overdue interest and calculated from the first bank business day after the public holiday.

4. Penalty Interest, compound interest

(1) If the Borrower fails to repay the loan within the agreed time limit, the interests on the overdue loan shall be charged daily at the penalty interest rate, from the overdue day until the overdue loan plus interests thereof are paid off. The penalty interest rate for overdue loan shall be the loan interest rate as agreed in this contract plus 50% thereof.

(2) If the Borrower misappropriates the loan for any purpose other than that as agreed, the interests on the misappropriated loan shall be charged at the penalty interest rate, from the misappropriation date until the day when the misappropriated loan principal and its interests thereof are paid off. The penalty interest rate for misappropriated loan shall be the loan interest rate as agreed in this Contract plus 100% thereof.

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(3) For any loan that becomes overdue and is also misappropriated, the interests thereon shall be charged at the penalty interest rate for misappropriated loan.

(4) For any interest that is not paid on time by the borrower, in accordance with the item 3 of this article it shall be charged at the compounded penalty interest rate stipulated in the , calculated from the date of the overdue.until the day when the misappropriated loan principal and its interests thereof are paid off.

(5) If, when calculating the penalty Interest and compound interest, it encounters the adjustment of the interest rate agreed by the contract, then the penalty Interest and compound interest shall be calculated as separate part from the date of the adjustment.

5. other

During the term of this contract, in the event that the loan interest rate, the benchmark interest rate determination method and the interest rate calculation and settlement method, as well as the floating rate of the interest rate is controlled or intervened by the government, which leads to the indispensable adjustment of the interest rate or interest settlement method stipulated in this contract, Party A is entitled to adjust and implement the interest rate in accordance with the latest requirements of the government without further notice to Party B.

vi. The time and method of the borrower drawing down the money borrower shall draw down the money in accordance with the second method:

1. A one-time withdraw on the date____________.

2. Beginning withdrawing the money since the date ____________, and completing the withdrawing within ____________.

3. Draw on installment as the following plan:

Date of withdrawal	Withdrawal Amount

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vii. Repayment

1. The borrower shall pay off the loan following the second method listed below:

(1) A one-time pay-off of the principal and interest at maturity date;

(2) Regularly pay the interest as scheduled, and make repayment of the principal at maturity date;

(3) Regularly pay the interest as scheduled, and make repayment of the principal in planned installments. And the borrower shall make the repayment of the principal according to the plan listed below:

Serial Number	Date of repayment	Amount of repayment

If the borrower needs to make changes to the repayment plan, it must submit a written application to Party B 10 business days before the corresponding due date, and the alteration of the repayment plan must be confirmed in writing by party B.

(4) Other method: _________________.

2. Should the borrower make the prepayment ahead of the due time, it shall submit a written application to Party B in advance, and it is subject to Party B’s decision as to whether to accept such application. If accepted, Party B should notify Party A in writing.

Article III Delivery of entrusted loans

i. Party B shall, within 3 business days from the date of signing this contract, open a special account via Party A, as the entrusted account for Party A’s issuance of the entrusted loans on Party B’s behalf.

ii. Party B shall take the first method listed below to deliver the entrusted funds to Party A:

1. Deposit the amount stipulated in the second article in full to the special account mentioned in item i of this article within 10 business days from the date of signing this contract;

2. In accordance with the withdrawal plan agreed in this contract, deposit the respective entrusted amount _________________business days in advance to the special account.

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Article IV Commission of entrusted loans

i. Party A’s entrust loan commission is calculated at the rate of 0.1% for the actual released principal amount of RMB 50,000,000 / or the principal plus interest receivable. The commission of entrusted loans totals at RMB 50,000.

ii. The payment of the entrusted loan commission is to be made by the first method listed below:

1. Party B shall, within 5 business days from the date of signing this contract, make a one-time payment to Party A;

2. Within business days from the date of signing the loan agreement by Party A and the certain borrower designated by Party B, the borrower shall make a one-time payment to Party A;

3. Party A shall deduct regularly from the interest, penalty interest, compound interest and compensation for breach of contract paid by the borrower:

If the first or second method of the entrusted loan commission payment is selected, then the payment shall be made directly to the following account of Party A:

Account:________________________

Bank of deposit:___________________

Account number：_________________

Article V Delivery of the entrusted loan interest

Party A shall, within one business day after receiving the interest, penalty interest, compound interest and compensation for breach of contract paid by the borrower, transfer the money to the following designated account of Party B:

Account: Ding Zhi Tai Da Investment Management (Beijing) Co., Ltd.

Bank of deposit: China Guangfa Bank Co., Ltd., Quanzhou Municipal Branch

Account number: 148202516010000123

Article VI The statement and guarantee of Party A

i. Party A is the financial institution established under the law of People’s Republic of China, and is certified to conduct the entrusted loan business.

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ii. Party A guarantees to release the entrusted loan on the instruction of Party B, supervising the use of the fund and assisting in the repayment of the principal and interest.

iii. Party A guarantees that, when managing the issue of the entrusted loan, it shall comply with the rules and regulations required, and in a way of no less discreet than dealing with the loans for its own account.

Article VII The statement and guarantee of Party B

i. Party B guarantees that the monetary fund provided of the entrusted loan is legally obtained and is disposable at its own will.

ii. Party B guarantees that the internal authorization for signing the contract has been duly obtained, and there is no violations with the laws, regulations, policies and corporate by-laws applicable to Party B.

iii. Party B guarantees to deposit the self owned monetary funds to the entrusted special account in accordance to the contract, and shall ensure that the account balance be no less than the amount stipulated in the loan contract for the borrower to withdraw.

iv. Party B shall not demand withdrawing the entrusted deposit before the maturity or recollection of the principal of the entrusted loan.

Article VIII The rights and obligations of Party A

i. Party A shall enjoy the right of collecting the entrusted loan commission from Party A in accordance with this contract, such right should not be affected by the condition regarding whether the borrower has repaid or duly repaid the loan principal and interest. In the event that the entrusted loan commission is specified by the contract to be paid by the borrower, and that the borrower fails to repay or duly repay the loan interest, Party A shall have the right to demand the entrusted loan commission from Party B directly.

ii. If, for any reason, the entrusted loan contract were found invalid or could not be executed, Party A shall bear no liability.

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iii. Party B enjoy the right to suspend or postpone the releasing of loans if the amount remained in Party B’s entrusted deposit account is insufficient for the entrusted loan, or the entrusted deposit has been frozen by the relevant government authorities thus unable to pay for the entrusted loans.

iv. Party A shall have the right to refuse the request of Party B for advancing the loan.

v. Party A is obliged to release the loan in accordance with the time and plan of withdraw stipulated in the contract. However, Party A remain the right to refuse executing the entrusted loan in violation with the rules, regulations and policies of the relevant state authorities and banks.

vi. Party A shall assist Party B in the issues include: verification of the credit and collateral provided by the borrower; reviewing, supervising of the use of funds, progress of project, condition of production and operation; handling the relevant the accounting procedure, and assisting Party B in collecting the entrusted loan. However, Party A bears no risk of the loan.

Article IX The rights and obligations of Party B

i. Party B has the right to examine and determine target, amount, types, usage, term, interest rate, withdrawal, repayment plan, term extension and guarantee of the loan contemplated in the contract.

ii. Party B has the right to demand Party A for the transferring of the principal and interest of the entrusted loan repaid by the borrower to Party B in accordance with the contract.

iii. In the event that the entrusted loan commission is specified by the contract to be paid by the borrower, and that the borrower refuses or fails to pay, Party B shall advance the payment promptly upon receiving the notice from Party A.

iv. If Party B agrees to accept the prepayment of loan by the borrower, it shall notify Party A in writing without delay after receiving the application request from the borrower.

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v. Any risk resulted from the entrusted loans shall be borne by Party B, including but not limited to the borrower’s refusing or failing to repay the loan principal and interest, changing the use of fund without authorization, and other event that may affect the borrower’s ability to repay the loan. In such event, Party B guarantees not to demand Party A for assuming compensation liability for the losses caused by the loan.

vi. All taxes include the business tax, additional tax and other income taxes in related to the entrusted loan shall be paid by Party B to the tax authorities.

Article X Liability for breach of contract

Both parties shall comply with the obligations specified in this contract after its entering into force, any non-fulfillment or incomplete fulfillment of the obligations will be deemed liable of breach of contract.

i. Responsibility of Party A

1. If Party A releases the the entrusted loan without authorization from Party B or exceeded in the amount released, it shall be liable for its act in excess of authority.

2. If, without due cause, Party A refuses to execute the fund releasing notification from Party B, then Party B has the right to demand Party A to correct its conduct within a prescribed limit of time or terminate the entrusting matter.

ii. Responsibilities of Party B

In the following circumstances, Party A has the right to demand Party B to correct its conduct within a prescribed limit of time or terminate the entrusting service, and claim Party B as liable for breach of contract and assuming all the compensation liability for the losses caused to Party A, (including the interest delayed and the expected profit of the entrusted loan service provided by Party A).

1. Party B fails to deposit or duly deposit the sufficient amount for the entrusted loans into the special account for the loan releasing as contemplated by the contract.

2. Party B, without due cause, refuses to approve the borrower’s application for withdrawal.

3. The statement made by Party B is proved to be inauthentic, inaccurate, incomplete or misleading;

4. Party B fails to pay or delays in payment of the entrusted loan commission;

5. Party B violates other obligations as stipulated in this contract.

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Article XI The commencement, alteration, and dissolution of the contract

i. This contract shall come into force as of the date when signed and sealed by both parties.

ii. After coming into force, the alteration and dissolution of this contract shall only be made with duly agreed written authorization by both parties.

Article XII Supplementary Provisions

i. This contract is made in triplicate with Party A holding two copies and Party B holding one, each of the same legal effect.

ii. Party B confirms the following as the receiving address and recipient that the relevant notice and document shall be send to by Party A while its executing the right in accordance with this contract:

Address: Units 13-14, 1501, No. 1-1-1 East Third Ring Middle Road, Chaoyang District, Beijing

Zip code: 100000, recipient: Lin Jianxin, Tel: 15905050605

Party B confirms that should any changes occur in the receiving address, it shall notify Party A in writing within 5 days after the change; otherwise, all notices, letters and other documents send by Party A to the above address will be deemed as messages delivered. All notices, requests, or other communication, including, but not limited to, telex, telegraph, fax, etc. From Party A to Party B, once send out then deemed as having been delivered to Party B.

iii. Party B approves that If, due to needs of business operations, that Party A has to entrust other institutions within China Guangfa Bank Co., Ltd. to conduct the duties under this contract, or has to transfer loan business as contemplated by this contract to other institutions within China Guangfa Bank Co.. Such other institutions within China Guangfa Bank Co., Ltd. as authorized by Party A, or such other institutions that has taken over the loan business, shall have the entire fight as stipulated in this contract, and enjoy the right of submitting any dispute resulted from this contract on its own behalf to the court, arbitration organization or apply for compulsory execution.

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iv. During the term of loan, Party B hereby authorize Party A to submit the credit information to the financial credit information database of People’s Bank of China; and authorize Party A to query and use of the above information for the sake of executing in the application, examination, and post loan management under this contract. All consequences and liabilities resulted from overuse of the information beyond authorization will be borne by Party A. Party B acknowledges and understands this authorization statement.

v. Responsible person for Party A under this contract: Xie Haiping, Tel: 15880707079

Responsible person for Party B under this contract: Lin Jianxin, Tel: 15905050605

Article XIII Other provisions (additional pages can be attached to this blank space):

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Signed and sealed by both parties:

Party A (Seal)

Legal representative (person in charge)

Or agent:

December 24, 2015

Party B (Seal)

Legal representative (person in charge)

Or agent:

December 24, 2015

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